SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                       CEREUS TECHNOLOGY PARTNERS, INC.
            ------------------------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                        DELAWARE                       13-3773537
         -------------------------------------------------------------
         (STATE OF INCORPORATION OR ORGANIZATION)    (IRS EMPLOYER
                                                   IDENTIFICATION NO.)

          1000 ABERNATHY ROAD (SUITE 1000), ATLANTA, GA         30328
          -------------------------------------------------------------
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)         (ZIP CODE)


      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /x/

      Securities Act registration statement file number to which this form relates: not applicable

      Securities to be registered pursuant to Section 12(b) of the Act: None

      Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, PAR VALUE $.01 PER SHARE

ITEM 1.     Description Of Registrant's Securities To Be Registered.

      Holders of the Common Stock, par value $.01 per share, (the "Common Stock") of Cereus Technology Partners, Inc. (the "Company") are entitled to one vote for each whole share on all matters to be voted on by shareholders, including the election of directors. Holders of Common stock do not have cumulative voting rights in the election of directors. All shares of Common Stock are equal to each other with respect to liquidation and dividend rights. Holders of Common Stock are entitled to receive dividends if and when declared by the Company's Board of Directors out of funds legally available therefor under Delaware law. In the event of the liquidation of the Company, all assets available for distribution to the holders of the Common Stock are distributable among them according to their respective holdings. Holders of Common Stock have no preemptive rights to purchase any additional, unissued shares of Common Stock.


ITEM 2.     Exhibits

      The following exhibits are incorporated by reference herein:


 Exhibit No.                           Document
 -----------                           --------

1(a)                    Certificate  of   Incorporation   of  the  Registrant.
                        (Incorporated herein by reference to Exhibit 3(a) to the Registrant's Registration Statement on Form S-4 (File No. 33-82468).)

1(b) Certificate of Amendment to Certificate of Incorporation of the Registrant. (Incorporated herein by reference to Exhibit 3(b) to the Registrant's Registration Statement on Form S-4 (File No. 33-82468).)

1(c) Certificate of Amendment to Certificate of Incorporation of the Registrant. (Incorporated herein by reference to Exhibit 3(c) to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1997.)

1(d)                    Certificate    of   Amendment   to    Certificate   of
                        Incorporation of the Registrant. (Incorporated by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998.)

1(e) Certificate of Amendment to Certificate of Incorporation of the Registrant. (Incorporated herein by reference to Exhibit 3 to the Registrant's Form 8-K dated November 30, 1999.)


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

                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the under- signed, thereunto duly authorized.

                                      CEREUS TECHNOLOGY PARTNERS, INC.


Date: January 18, 2000                By: /s/PAUL R. ARENA
                                          ----------------
                                          Paul R. Arena
                                          Vice Chairman of the Board
                                          and President


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